May 23, 2012 Diamond Foods $225 Million Recapitalization Exhibit 99.5

Important Information
Statements in this presentation relate to future results, events and expectations, including statements about growth of our business and brands, the company’s business opportunities, execution of brand strategies, ability to meet near-term and long-term funding needs, the expected closing of the transaction with Oaktree, trends in walnut shipments, relationships in and leadership of the walnut industry and increase in sales, market share, market position and shareholder value. Actual results may differ materially from what we currently expect because of many risks and uncertainties, including: satisfaction of closing conditions to the Oaktree financing; uncertainty about the timing and scope of our financial restatement; risks relating to our leverage and its effect on our ability to respond to changes in our business, markets and industry; increase in the cost of our debt; ability to raise additional capital and possible dilutive impact of raising such capital; risks relating to litigation and regulatory proceedings; risks related to our current inability to timely file required periodic reports under the Securities Exchange Act of 1934, as amended, and any resulting delisting of
Diamond’s common stock on the Nasdaq Global Select Market; uncertainties relating to relations with growers;
availability and cost of walnuts and other raw materials; increasing competition and possible loss of key customers; and
general economic and capital markets conditions. Risk factors affecting our business and prospects are described under
"Risk Factors" in our Annual Report on Form 10-K for the fiscal year ended July 31, 2011, and under "Additional Risk
Factors" in our Current Report on Form 8-K filed with the SEC on November 28, 2011. All forward-looking statements and reasons why results might differ included in this presentation are made as of the date of this presentation, based on information currently available to Diamond's management, and we assume no obligation to update any forward-looking statement or reasons why results might differ.

Background
•
2012 financial situation attributable to specific events rather than brand performance at retail
•
Large cash outflows in past year associated with Pringles integration activity and audit committee investigation contributed to weakened balance sheet
•
In FY2012 walnut costs up more than 40% impacting margins, while decline in walnut deliveries impacting non-retail sales volumes and margins
•
Strengthening Diamond’s leadership position in the walnut industry and rebuilding relationships with walnut growers are top priorities for the company
•
Financial impacts described above required the company to raise capital
Oaktree Capital Management providing
new capital to meet these requirements

Oaktree Investment Overview
•
Initial Structure
– $225 million Senior Notes
– Warrants exercisable for 19.99% of  current
outstanding common stock, or approximately
16.4% fully diluted (using treasury stock
method)
•
If 2012 walnut crop procurement and August 2012-
January 2013 profitability metrics on slide 7 are met
(the “Exchange Trigger”):
– The warrants are cancelled
– Oaktree may exchange $75 million of the
Notes for $75 million convertible preferred
stock
– If Oaktree elects not to exchange, the interest
rate on all Notes is reduced to 10%, all Notes
become callable at par and Oaktree will lose its
two Board seats
– Remaining Senior Notes remain outstanding
Sources & Uses
$ Million
Amount
Sources
New Senior Notes  and
Warrants
$225.0
Total $225.0
Uses
Repay Borrowings Under:
Revolving Credit Facility
(est.)
$100-$105
Term Loan $100.0
Fees & Expenses (est.) $20-$25
Total $225.0

Senior Notes (I)
•
Principal: $225mm Senior Unsecured Notes
•
Coupon: 12% PIK at Company’s option for first two years, cash interest thereafter
After Exchange Trigger, if $75 million in Notes not exchanged, interest rate on all Notes reduces to
10%
•
Maturity:  2020
•
Call (prepayment) schedule (beginning on anniversary of closing in each year below)
– Until 2013: 101% of par
– 2013-2015: 112% of par
– 2016: 106% of par
– 2017: 103% of par
– 2018 and thereafter: 100% of par
– After Exchange Trigger, if $75 million in Notes not exchanged, all Notes callable at par
– Three years from the exercise of the Exchange, call amount is instead prepaid amount with a make-whole adjustment based on the price that would be due on repayment in three years plus interest during that period
–

Senior Notes (II)
•
Unsecured
•
Covenants and events of default consistent with bank facility
•
Must be repaid on change of control of Diamond
•
Majority note holders have right to designate two directors
— Right lapses if hold less than 25% of each of the Notes and Warrants, or upon failure to exchange following Exchange Trigger
•
Oaktree subject to standstill on buying additional shares in excess of 30%
ownership
•
Purchase Agreement contains customary representations and warranties
•
Funding expected by May 31

Warrants
•
Exercise Price: $10.00 per warrant
•
Shares: approximately 4.4 million (19.99% of Diamond’s current basic outstanding shares)
•
Pro forma implied ownership: 16.4% on a fully diluted basis (using treasury stock method)
•
Exercise price and number of shares subject to weighted-average anti-dilution adjustment for any future stock issuances at less than $10 (with customary exceptions)
•
Entitled to Black-Scholes option value on acquisition of Diamond
•
Expiration: 2019
•
Registration rights for common stock issued upon warrant exercise or preferred stock conversion
•
Preemptive rights to maintain percentage ownership
•
All warrants cancelled if 2012 walnut crop procurement and August 2012-
January 2013 profitability metrics achieved

$75M Notes-for-Preferred Stock Exchange
•
If the following Exchange Trigger criteria have been met:
— Secure at least 125 million pounds of walnuts from the 2012 crop by 12/31/12, and
— Meet the following profitability minimums from the culinary, in-shell and non-
retail product lines in the first half of FY2013:
•
The warrants are cancelled, and
•
At Oaktree’s option, $75 million of Notes will be exchanged for $75 million of convertible preferred stock
–
If Oaktree elects not to exchange for preferred, the interest rate on all Notes is reduced to 10%, the Notes become callable at par and Oaktree will lose its two
Board seats
— $54.4 million of gross profit
— Gross margin of 14.9%

Convertible Preferred Stock
•
Amount: $75 million
•
Dividend: 10% PIK for first two years, cash pay thereafter
•
Conversion Price: $20.75 (approximately 3.6 million shares)
•
Mandatory conversion at Diamond’s election if share price exceeds $36.32 for 30 consecutive trading days
•
Liquidation Preference: $100 per share plus all accrued and unpaid dividends
•
Diamond must offer to repurchase the preferred stock on a change of control
•
Entitled to vote with common stock on all matters
•
Right to designate two directors, so long as continue to own 25% of the preferred stock
•
Conversion price and number of shares subject to weighted-average anti-dilution adjustment for any future stock issuances at less than $20.75 (with customary exceptions)
•
Preemptive rights to maintain percentage ownership

Amended Bank Credit Facility
• Total bank loan commitment reduced from $605 million to $475 million
– $220 million term loan and $255 million revolver
• Amount utilized at close expected to be $375 million
• Initial interest rate spread is 550 basis points above LIBOR, with a 1.25% LIBOR floor
– Spread is reduced to 500 basis points if senior leverage is 4x or below and declines by 50 basis points for each .5x turn on leverage to 3x, then is fixed at 425 basis points, if senior leverage is 3x or less
– LIBOR floor declines to 1.0% if senior leverage is 2.5-3x and 0.5% if senior leverage is 2-
2.5x and is eliminated if senior leverage is less than 2x
• Maturity date the same, February 25, 2015

Prepayment of term loan with funds from Oaktree Senior Notes to be applied to each remaining scheduled amortization, reducing remaining quarterly payment level to approximately $909,090
•
•
•
Relief from leverage and fixed charge coverage covenants until October 31, 2013; thereafter covenant levels set at cushion from plan
New covenant requiring at least $20 million of cash, cash equivalents and revolver availability beginning February 1, 2013

Background on Walnut Supply
•
Number of growers under contract with Diamond has declined over the past several years
–
While Diamond viewed as an industry leader, growers have had more lucrative alternatives to sell their crops
•
As a result, lower volume of walnuts delivered to Diamond in FY12 has impacted the non-retail product line volume
•
In the past three months, the company has re-committed resources and focus on the walnut side of the business
Rebuilding relationships with walnut
growers is a top priority for the company

Looking Forward:
Next Steps with Walnut Growers
•
Grower services team in the field communicating actively with growers
•
Brian Driscoll, Rick Wolford and executive team members have met with numerous growers
•
Moved deadline for contract renewal from February to June for the 2012 crop to allow growers more time to evaluate new form of contract
•
Offering several improvements to growers
–
Set strong prices for the 2011 crop and began informing growers of their final prices starting on May 18, 2012 rather than waiting until August
•
Also providing more visibility to growers on quality factors affecting individual delivery prices
–
More accelerated payment schedule
–
Earlier clarity for growers on final price
–
For growers up for renewal, new contract offers one, two or three year terms at grower’s choice

Highlights of New Walnut Contract Terms
Current Version New Version
3, 5, 10 year terms 1, 2, 3 year terms
Individual grower’s final price
communicated in August
Individual grower’s final price
communicated in May
Final payment in August of year
following harvest
Final payment is on June 15
th
of year
following harvest

New Walnut Payment Timing
Prior Approach New Approach
Delivery Payment
Delivery Payment (35% of grower’s
estimated final price)
February Payment February 15
th
progress payment
August Final Payment
May 1
st
(approximately 80% of
grower’s final price paid by this date)
June 15
th
Final Payment

Frequently Asked Questions

Frequently Asked Questions (I)
Q: How do you intend to use the new capital?
A:  $200-$205 million will be used to reduce outstanding debt in Diamond’s bank credit facility.
The new capital structure supports Diamond’s long-term strategy and execution of its current business plan
Q: What is the interest rate on the Oaktree debt and when does it come due?
A: 12%, subject to reduction to 10% in the event of an Exchange Trigger if $75 million of Notes are not converted to preferred stock. The maturity date is 2020.
Q: How much bank debt do you have at this point?  How much is term and how much revolver capacity?
A: $475 million in total; $220 million term loan and $255 million revolver capacity, with approximately $155 million drawn at close
Q: What is the interest rate on the bank debt under the amended agreement?
A: Initially at 550 basis points above LIBOR, with a LIBOR floor of 1.25%
Q: Under your current plan, when do you expect to need to raise additional capital?
A:  At this time, we have no further plans to raise capital
Q: What are Diamond’s new  leverage and coverage covenants?
A: Until October 31, 2013, the company does not have leverage or coverage covenants to meet. After that, the senior leverage covenant is initially 4.7x and reduces quarterly until it reaches 3.25x in the quarter ending July 31, 2014 and the fixed charge coverage ratio is 2.0 to 1.0

Frequently Asked Questions (II)
Q: How should I think about dilution given the warrants and the redemption feature?
A: The warrants are exercisable for ~4.4 million shares of common stock.  If the walnut sourcing and profitability targets are met, the warrants will be cancelled, and Oaktree may exchange $75 million of the notes for preferred stock convertible into ~3.6 million shares of common stock
Q: What are the call features on the debt?  When could Diamond redeem the debt and at what cost?
A: Please refer to page 4 for details on the call features
Q: What are the conversion features of the preferred stock?
A:  Please refer to page 8 for details
Q: Why didn’t you raise equity?
A:  We explored a range of capital alternatives and selected what we and our advisors believed to be the best long-term capital structure for the Company and the most favorable cost of capital in the current market environment
Q: Why didn’t you sell assets?
A:  We determined that raising new capital is a more cost-effective approach and is better aligned with Diamond’s long-term strategic objectives

Frequently Asked Questions (III)
Q: Does this financing give you the resources you need to rebuild your relationships with growers and restore your walnut supply?
A:  Today’s announcement will allow us to seek to strengthen our position in the walnut industry, work to continue the growth of our snack business and reduce the amount of existing bank debt.
This financing will enable us to pay prices for the 2011 crop (FY 2012) to our growers that are competitive to alternatives available to them.
Q: What is your outlook for walnut prices?
A: The 2011 crop year was an all-time record in terms of prices paid to growers with walnut costs up more than 40% as noted on page 2 of this presentation.  Next year’s market dynamics are not yet known.